CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 333-63457 on Form S-8 of FSF Financial Corp. 1998 Stock Compensation Plan of our report dated October 31, 2003 appearing in this Annual Report on Form 10-K of FSF Financial Corp. for the year ended September 30, 2003.

                                           /s/Crowe Chizek and Company LLC

                                           Crowe Chizek and Company LLC

Oak Brook, Illinois
December 17, 2003